Exhibit 10.1

FIRST AMENDMENT

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of November, 2010, by and among OXFORD FINANCE CORPORATION (“Oxford”), Oxford in its capacity as collateral agent on behalf of the Lenders (the “Collateral Agent”); SILICON VALLEY BANK (“SVB”); GE BUSINESS FINANCIAL SERVICES INC. (“GEBFS”) (Oxford, SVB and GEBFS, each a “Lender” and collectively “Lenders”); and CADENCE PHARMACEUTICALS, INC., a Delaware corporation, whose address is 12481 High Bluff Drive, Suite 200, San Diego, California 92130 (“Borrower”).

RECITALS

A. Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 18, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Lenders extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement to (i) reduce the interest rate of the funding of the Secondary Growth Capital Advance (defined below) and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Collateral Agent and Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Except as set forth herein, capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to the Loan Agreement.

2.1 Section 2.1.1 (Growth Capital Loan Facility). Section 2.1.1(a) of the Loan Agreement is amended and restated as follows:

(a) Availability. Subject to the terms and conditions of this Agreement, Lenders agree, severally and not jointly, to make a Growth Capital Advance to Borrower on the Effective Date (the “Initial Growth Capital Advance”) in the aggregate amount of Twenty Million Dollars ($20,000,000) according to each Lender’s pro rata share of the Growth Capital Loan Commitment (based upon the respective Growth Capital Commitment Percentage of each Lender). Additionally, upon the Federal Drug Administration’s approval of OFIRMEV, Lenders agree, severally and not jointly, to make additional Growth Capital Advances in an amount not to exceed Ten Million Dollars ($10,000,000) (the “Secondary Growth Capital Advance”) prior to the Growth Capital Commitment Termination Date; provided, the aggregate Growth Capital Advances outstanding hereunder (including the Initial Growth Capital Advance) shall not exceed the Growth Capital Loan Commitment. When repaid, the Growth Capital Advances may not be re-borrowed. Lenders’ obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Growth Capital Commitment Termination Date.

2.2 Section 13.1 (Definitions). The defined term “Basic Rate” in Section 13.1 of the Loan Agreement is amended and restated as follows:

“Basic Rate” is (A) for the Initial Growth Capital Advance, the per annum rate of interest (based on a year of 360 days) equal to the greater of (i) 11.25% and (ii) the sum of (a) the one-month U.S. LIBOR rate reported in the Wall Street Journal three (3) Business Days prior to the Initial Growth Capital Funding Date, plus (b) 10.98% and (B) for the Secondary Growth Capital Advance, the per annum rate of interest (based on a year of 360 days) equal to the greater of (x) 10.08% and (y) the sum of (a) the one-month U.S. LIBOR rate reported in the Wall Street Journal three (3) Business Days prior to the Secondary Growth Capital Funding Date, plus (b) 9.83%.

3. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

3.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2 Borrower has received the Federal Drug Administration’s approval of OFIRMEV;

3.3 Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

3.4 The organizational documents of Borrower delivered to Collateral Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

3.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

3.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

3.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into this Amendment and the Loan Documents.

5. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired. The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term of condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders or Collateral Agent may now have or may have in the future under or in connection with any Loan Document.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective (a) upon the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) upon Collateral Agent’s receipt of all Lender Expenses incurred through the date of this Amendment.

8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

CADENCE PHARMACEUTICALS, INC.

By	/s/ William R. LaRue
Name:	William R. LaRue
Title:	SVP-CFO

LENDERS:

SILICON VALLEY BANK

By	/s/ R. Michael White
Name:	R. Michael White
Title:	SRM

GE BUSINESS FINANCIAL SERVICES INC.

By	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Duly Authorized Signatory

OXFORD FINANCE CORPORATION, for itself and as Collateral Agent

By	/s/ John G. Henderson
Name:	John G. Henderson
Title:	Vice President & General Counsel